UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 17, 2012

Natural Grocers by Vitamin Cottage, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway

Lakewood, Colorado 80228

(Address of principal executive offices) (Zip Code)

(303) 986-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)               On October 17, 2012, the Board of Directors (the “Board”) of Natural Grocers by Vitamin Cottage, Inc. (the “Company”) elected Richard Halle as a new member of the Board. As a Class I director, Mr. Halle’s term will expire at the Company’s annual meeting of stockholders to be held in 2013.  Following Mr. Halle’s election, the Board will consist of six directors. The Board has determined that Mr. Halle is an independent director under the rules of the New York Stock Exchange (“NYSE”).

Mr. Halle will serve as a member of the Audit Committee. In satisfaction of NYSE independence requirements for audit committees, Heather Isely resigned from the Audit Committee effective upon Mr. Halle’s appointment.  Ms. Isely remains a member of the Board and chairperson of the Compensation Committee.

As an independent director, Mr. Halle will receive cash and equity compensation pursuant to the Company’s standard compensation arrangements for non-employee directors. Mr. Halle will receive a base annual retainer of $30,000 in cash, and an additional annual retainer of $5,000 in cash as a member of the Audit Committee.

Mr. Halle will also be granted a number of restricted stock units under the Company’s Omnibus Incentive Plan equal to the number of shares of the Company’s common stock having a value of $50,000 (based on the closing price of the Company’s common stock on the NYSE on the date of grant), which will be granted each year on the date of the Company’s annual meeting of stockholders, and on a pro-rata basis for Mr. Halle’s service prior to the 2013 annual meeting. The restricted stock units will fully vest on the date that is one year after the date of grant and will be settled in shares of the Company’s common stock.

Mr. Halle will enter into the Company’s standard indemnification agreement, the form of which was previously filed with the SEC as Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-182186).  There is no arrangement or understanding between Mr. Halle and any other person pursuant to which Mr. Halle was elected as a director.

On October 22, 2012, the Company issued a press release regarding the election of Mr. Halle. The press release is attached as Exhibit 99.1 to this Current Report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued by Natural Grocers by Vitamin Cottage, Inc. dated October 22, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2012

Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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